Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 8, 2002 in the Registration Statement of Allied Healthcare International Inc. on Pre-effective Amendment No. 1 to Form S-1 and related Prospectus dated June 14, 2004.

/s/ Ernst & Young LLP
New York, New York
June 10, 2004